                                   [NEWCOURT LOGO]

                         CERTIFICATE OF SERVICING OFFICER


     The undersigned, not in his/her individual capacity but as an officer of Newcourt Financial USA Inc. (the "Servicer"), hereby certifies on behalf of the Servicer that the Monthly Report attached hereto is accurate and no Servicer Default or event that with notice or lapse of time or both would become a Servicer Default has occurred. Capitalized terms used but not defined herein are defined in the Pooling and Servicing Agreement, dated as of October 15, 1998, among the Servicer, Newcourt Receivables Corporation II, Newcourt Equipment Trust Securities 1998-1 and Harris Trust and Savings Bank, as Indenture Trustee.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 18th day of December, 1998.


                              NEWCOURT FINANCIAL USA INC., as Servicer

                              By:  /s/ Brian McLean
                                ------------------------------------
                              Name:  Brian McLean
                              Title: Director, Securitizations

NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1


   Beginning of Collection Period:                  11/04/98
   End of Collection Period:                        11/30/98
   Distribution Date:                               12/21/98
   Reporting Date:                                  12/17/98
   Months in progress                                      1

WATERFALL DISTRIBUTIONS


-------------------------------------------------------------------------------
Cash Collections in Collection Period              45,037,333.19
Interest Earned on Collections Account                 52,966.62
Required Withdrawal from Reserve Fund                       0.00
Interest Earned on Reserve Fund                        60,715.69
Recoveries on Defaulted Contracts                           0.00
Servicer Advances (net of collections to
reimburse prior Servicer Advances)                          0.00

-------------------------------------------------------------------------------


Available Amount                                   45,151,015.50

ALLOCATIONS

  (A) Unreimbursed Servicer Advances                        0.00

  (B) Servicing Fee                                   565,869.57

  (C) A-1 Interest                                  2,330,396.59

  (D) A-2 Interest                                    878,476.35

  (E) A-3 Interest                                  3,058,229.51

  (F) A-4 Interest                                    717,157.62

  (G) B Interest                                      330,786.13

  (H) C Interest                                      205,083.71

  (I) D Interest                                      148,862.99

  (J) E Interest                                      209,220.84

  (K) A-1 Principal Payment Amount                 36,706,932.19

  (L) A-2 Principal Payment Amount                          0.00

  (M) A-3 Principal Payment Amount                          0.00

  (N) A-4 Principal Payment Amount                          0.00

  (O) B Principal Payment Amount                            0.00

  (P) C Principal Payment Amount                            0.00

  (Q) D Principal Payment Amount                            0.00

  (R) E Principal Payment Amount                            0.00

  (S) Accelerated Principal Payment                         0.00

  (T) Reserve Fund Deposit                                  0.00

  (U) Excess to Issuer                                      0.00


NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1                                                  Page 2

A     Aggregate Discounted Contract Balance (ADCB) & Aggregate Notes Outstanding
A1    Aggregate Outstanding Note Balances, beginning of period                     1,131,739,137.00
A2    ADCB, end of period                                                          1,095,032,204.81

B     Reserve Fund
B1    Reserve Fund balance, beginning of period                                       16,976,087.00
B2    Reserve Fund balance, end of period                                             16,976,087.00

C     Available Funds for Distribution
C1    Available Funds - Collection Account                                            45,151,015.50
C2    Required Available Funds - Reserve Fund                                                  0.00
C3    Total Available Funds                                                           45,151,015.50

D     Total Payments to Servicer                                                         565,869.57

E     Total Interest Payments to Noteholders                                           7,878,213.74

C4    Available Funds for Principal Distribution                                      36,706,932.19

F     Principal Differential Determination
F1    Beginning Principal Balance of Notes                                         1,131,739,137.00
F2    Ending Period ADCB                                                           1,095,032,204.81
F3    Total Principal Payment Amount                                                  36,706,932.19
F4    Principal Differential                                                                   0.00

G     Principal Payments to Noteholders

G1    Class A-1 Note Balance, beginning of period                                    356,497,828.00
G2    Class A Target Investor Principal Amount                                       679,043,482.00
G3    Class A-1 Principal Payment                                                     36,706,932.19
G4    Class A-1 Note Balance, end of period                                          319,790,895.81

G5    Class A-2 Note Balance, beginning of period                                    130,150,001.00
G6    Class A-2 Principal Payment                                                              0.00
G7    Class A-2 Note Balance, end of period                                          130,150,001.00

G8    Class A-3 Note Balance, beginning of period                                    447,036,959.00
G9    Class A-3 Principal Payment                                                              0.00
G10   Class A-3 Note Balance, end of period                                          447,036,959.00

G11   Class A-4 Note Balance, beginning of period                                    101,856,522.00
G12   Class A-4 Principal Payment                                                              0.00
G13   Class A-4 Note Balance, end of period                                          101,856,522.00

C5    Remaining Available Funds                                                                0.00

G14   Class B Note Balance, beginning of period                                       42,440,218.00
G15   Class B Target Investor Principal Amount                                        42,440,218.00
G16   Class B Floor                                                                            0.00
G17   Class B Principal Payment                                                                0.00
G18   Class B Note Balance, end of period                                             42,440,218.00

C6    Remaining Available Funds                                                                0.00

G19   Class C Note Balance, beginning of period                                       22,634,783.00
G20   Class C Target Investor Principal Amount                                        22,634,783.00
G21   Class C Floor                                                                            0.00
G22   Class C Principal Payment                                                                0.00
G23   Class C Note Balance, end of period                                             22,634,783.00

C7    Remaining Available Funds                                                                0.00

G24   Class D Note Balance, beginning of period                                       14,146,739.00
G25   Class D Target Investor Principal Amount                                        14,146,739.00
G26   Class D Floor                                                                            0.00
G27   Class D Principal Payment                                                                0.00
G28   Class D Note Balance, end of period                                             14,146,739.00

C8    Remaining Available Funds                                                                0.00

G29   Class E Note Balance, beginning of period                                       16,976,087.00
G30   Class E Target Investor Principal Amount                                        16,976,087.00
G31   Class E Floor                                                                            0.00
G32   Class E Principal Payment                                                                0.00
G33   Class E Note Balance, end of period                                             16,976,087.00

C9    Remaining Available Funds                                                                0.00

G34   Additional Principal to be redistributed                                                 0.00

C10   Remaining Available Funds                                                                0.00

H1    Reserve Fund Deposit (to Max. Required)                                                  0.00

I1    Available for Distribution to the Issuer (Shortfall)                                     0.00

NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1                               Page 3

SERVICING FEE AND INTEREST CALCULATIONS




SERVICING FEE DUE
(a) ADCB                         1,131,739,136.89
(b) Servicing Fee Rate                     0.600%
(c) 30                                         30
(d) 360                                       360
(e) Current Servicing Due              565,869.57
(f) Prior Month's Arrearage                  0.00
(g) Total Servicing Due                565,869.57


A-1 INTEREST                                        B INTEREST
(a) A-1 Rate                               5.007%   (a) B Rate                                5.970%
(b) Days in Period                             47   (b) 30                                        47
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-1 Balance          356,497,828.00   (d) Beginning B Balance            42,440,218.00
(e) Current Interest Due (a*d*b/c)   2,330,396.59   (e) Current Interest Due (a*d*b/c)    330,786.13
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due               2,330,396.59   (g) Total Interest Due                330,786.13


A-2 INTEREST                                        C INTEREST

(a) A-2 Rate                               5.170%   (a) C Rate                                6.940%
(b) 30                                         47   (b) 30                                        47
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-2 Balance          130,150,001.00   (d) Beginning C Balance            22,634,783.00
(e) Current Interest Due (a*d*b/c)     878,476.35   (e) Current Interest Due (a*d*b/c)    205,083.71
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due                 878,476.35   (g) Total Interest Due                205,083.71


A-3 INTEREST                                        D INTEREST

(a) A-3 Rate                               5.240%   (a) D Rate                                8.060%
(b) 30                                         47   (b) 30                                        47
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-3 Balance          447,036,959.00   (d) Beginning D Balance            14,146,739.00
(e) Current Interest Due (a*d*b/c)   3,058,229.51   (e) Current Interest Due (a*d*b/c)    148,862.99
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due               3,058,229.51   (g) Total Interest Due                148,862.99

 A-4 INTEREST                                       E INTEREST

(a) A-4 Rate                               5.393%   (a) E Rate                               9.440%
(b) 30                                         47   (b) 30                                       47
(c) 360                                       360   (c) 360                                     360
(d) Beginning A-4 Balance          101,856,522.00   (d) Beginning E Balance           16,976,087.00
(e) Current Interest Due (a*d*b/c)     717,157.62   (e) Current Interest Due (a*d*b/c)   209,220.84
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                0.00
(g) Total Interest Due                 717,157.62   (g) Total Interest Due               209,220.84

NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1                        Page 4

OTHER STATISTICAL DATA


DELINQUENCY


                          Current     1 Month Prior  2 Months Prior  3 Months Prior  4 Months Prior  5 Months Prior  6 Months Prior
                          -------     -------------  --------------  --------------  --------------  --------------  --------------
 31 -  60 Days Past Due   37,076,740              0               0               0               0               0               0
 61 -  90 Days Past Due    8,996,780              0               0               0               0               0               0
 91 - 120 Days Past Due            0              0               0               0               0               0               0
121 Plus Days Past Due             0              0               0               0               0               0               0

ADCB, End of Period    1,095,032,205              0               0               0               0               0               0

 31 -  60 Days Past Due        3.39%           0.00%          0.00%           0.00%           0.00%           0.00%           0.00%
 61 -  90 Days Past Due        0.82%           0.00%          0.00%           0.00%           0.00%           0.00%           0.00%
 91 - 120 Days Past Due        0.00%           0.00%          0.00%           0.00%           0.00%           0.00%           0.00%
121 Plus Days Past Due         0.00%           0.00%          0.00%           0.00%           0.00%           0.00%           0.00%

DEFAULTS

Gross Charge-Offs               0.00            0.00           0.00            0.00            0.00            0.00            0.00
Recoveries                      0.00            0.00           0.00            0.00            0.00            0.00            0.00
Charge-Offs - Net of Recoveries 0.00            0.00           0.00            0.00            0.00            0.00            0.00


BOND PRINCIPAL FACTORS


A-1                                  89.7034626%
A-2                                 100.0000000%
A-3                                 100.0000000%
A-4                                 100.0000000%
B                                   100.0000000%
C                                   100.0000000%
D                                   100.0000000%
E                                   100.0000000%

RESERVE FUND CALCULATIONS

Beginning Balance                  16,976,087.00
Required Balance                   16,976,087.00
Deposit                                     0.00
Withdrawal                                  0.00
Ending Balance                     16,976,087.00

NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1                            Page 5

CONDITIONAL PAYMENT RATE



                                                Average
                   Period        1 Month        3 Month           Life-to
Period             Ending          CPR            CPR              Date

1                 12/31/98       6.9572%         N/A              6.9572%
2
3